Exhibit 4.4

FORM OF

AMENDMENT NO. 3 TO CREDIT AGREEMENT AND AMENDMENT NO. 1 TO GUARANTY AGREEMENT

This Amendment No. 3 to Credit Agreement and Amendment No. 1 to Guaranty Agreement (this “Amendment”) is entered into as of August 16, 2013 by and among Monitronics International, Inc., a Texas corporation (“Borrower”), Bank of America, N.A., individually and as administrative agent (in its capacity as administrative agent, the “Administrative Agent”), and the certain lenders party hereto.

RECITALS

A.                                    Borrower, the Administrative Agent and the Lenders (as defined in the hereinafter defined Credit Agreement) are party to that certain Credit Agreement dated as of March 23, 2012, as amended by Amendment No. 1 to Credit Agreement and Consent dated as of November 7, 2012 and Amendment No. 2 to Credit Agreement dated as of March 25, 2013 (the “Credit Agreement”).

B.                                    Pursuant to Sections 2.16 and 2.15, respectively, of the Credit Agreement, the Borrower has requested (i) new Term Loans (the “Incremental Term Loans”) pursuant to new Term Commitments in the aggregate principal amount of $225 million (the “Incremental Term Commitment”) and (ii) new Revolving Commitments (the “Additional Revolving Credit Commitments”) in the aggregate principal amount of $75 million as set forth in Schedule A to this Amendment.

C.                                    Subject to the satisfaction of the conditions set forth in Section 7(a) of this Amendment, Bank of America, N.A. (the “Incremental Term Lender”) will make Incremental Term Loans in an amount up to its Incremental Term Commitment on the Amendment No. 3 Effective Date (defined below) to the Borrower;

D.                                    The proceeds of the Incremental Term Loans will be used to partially finance the acquisition of all of the equity interests of Security Networks, LLC (“Security Networks”) and certain affiliated entities (the “Security Networks Acquisition”) pursuant to that certain securities purchase agreement (the “Securities Purchase Agreement”) dated as of July 10, 2013 by and among the Borrower, certain funds affiliated with Oakhill Capital Partners, and certain individual holders.

E.                                     Subject to the terms of this Amendment, each Lender and Eligible Assignee that executes and delivers this Amendment as an Additional Revolving Credit Lender (defined below) shall commit to provide Additional Revolving Credit Commitments on the Amendment No. 3 Effective Date to the Borrower in the amounts set forth in Schedule A of this Amendment;

F.                                      The Borrower and the Loan Parties have requested to make certain other amendments set forth in Section 5, (1) to the Credit Agreement, as  authorized by Section 10.01 of the Credit Agreement and (2) to the Guaranty Agreement, as authorized by Section 14 of the Guaranty Agreement and Section 10.01 of the Credit Agreement.

Now, therefore, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

1.                                      Defined Terms.  Unless otherwise defined herein, capitalized terms used herein shall have the meanings, if any, assigned to such terms in the Credit Agreement.

2.                                      Interpretation.  The rules of interpretation set forth in Section 1.02 of the Credit Agreement shall be applicable to this Amendment and are incorporated herein by this reference.

3.                                      Increase in Term Commitments.  Subject to the satisfaction of the conditions set forth under Section 7(a) of this Amendment, the Credit Agreement is hereby amended as follows:

(a)                                 The defined term “Term B Commitment” in Section 1.01 of the Credit Agreement is hereby deleted and replaced with the following:

“Term B Commitment” means, with respect to a Lender, (i) such Lender’s Additional Term B Commitment, (ii) such Lender’s agreement to convert the principal amount of its Term Loans (as set forth in such Lender’s Consent (as defined in Amendment No. 2)) for an equal principal amount of Term B Loans on the Amendment No. 2 Effective Date and/or (iii) such Lender’s New Term B Commitment.

(b)                                 The defined term “Term B Lender” in Section 1.01 of the Credit Agreement is hereby deleted and replaced with the following:

“Term B Lender” means each Additional Term B Lender, Converting Term Lender and                                                          New Term B Lender.”

(c)                                  The defined term “Term B Loan” in Section 1.01 of the Credit Agreement is hereby deleted and replaced with the following:

“Term B Loan” means (i) any Loan converted or made pursuant to clauses (i) or (ii) of Section 2.01(c), respectively, and (ii) any Loan made pursuant to Section 2.01(d).

(d)                                 The defined term “Term Borrowing” in Section 1.01 of the Credit Agreement is hereby deleted and replaced with the following:

“Term Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Term Lenders pursuant to Section 2.01(a), Section 2.01(c), Section 2.01(d) and/or pursuant to the applicable Joinder Agreement delivered in connection with an issuance of Term Loans pursuant to Section 2.16 of this Agreement.

(e)                                  The defined term “Term Commitment” in Section 1.01 of the Credit Agreement is hereby deleted and replaced with the following:

“Term Commitment” means, as to each Term  Lender, (a) its obligation to make Term Loans to the Borrower pursuant to Section 2.01(a) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Term Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement, (b) its Term B Commitment, (c) its New Term B Commitment and/or (d) its commitment to make Term Loans pursuant to the applicable Joinder Agreement delivered in connection with an issuance of Term Loans pursuant to Section 2.16 of this Agreement.

(f)                                   The defined term “Term Facility” in Section 1.01 of the Credit Agreement is hereby deleted and replaced with the following:

“Term Facility” means, at any time, (a) the aggregate principal amount of the Term Loans of all Term Lenders outstanding at such time, including, without limitation, the Term B Loans advanced or converted on the Amendment No. 2 Effective Date, the New Term B Loans advanced on the Amendment No. 3 Effective Date and any other Term Loans issued pursuant to Section 2.16 of this Agreement and (b) prior to the issuance of any Term Loans, the aggregate principal amount of the Term Commitments with respect to such Term Loans.

(g)                                  The defined term “Term Lender” in Section 1.01 of the Credit Agreement is hereby deleted and replaced with the following:

“Term Lender” means at any time, (a) on or prior to the Closing Date, any Lender that has a Term Commitment at such time and (b) at any time after the Closing Date, any Lender that holds Term Loans at such time, including, without limitation, the Term B Lenders, the New Term B Lender, any other Lenders issuing Term Loans pursuant to Section 2.16 of this Agreement and any Person that becomes a party hereto as a Term Lender pursuant to an Assignment and Assumption.

(h)                                 The defined term “Term Loan” in Section 1.01 of the Credit Agreement is hereby deleted and replaced with the following:

“Term Loan” means an advance made by any Term Lender under the Term Facility, including, without limitation, the Term B Loans advanced or converted on the Amendment No. 2 Effective Date, the New Term B Loans advanced on the Amendment No. 3 Effective Date (as applicable to Section 7(a) of Amendment No. 3) and any other Term Loans issued pursuant to Section 2.16 of this Agreement.

(i)                                     Section 1.01 of the Credit Agreement is amended by adding the following definitions in the appropriate alphabetical order:

“Amendment No. 3” means Amendment No. 3 to this Agreement dated as of August 16, 2013.

“Amendment No. 3 Effective Date” has the meaning given to such term in Section 7 of Amendment No. 3.

“New Term B Commitment” means, with respect to the New Term B Lender, the commitment of the New Term B Lender to make a New Term B Loan on the Amendment No. 3 Effective Date (as applicable to Section 7(a) of Amendment No. 3) in an amount of up to $225 million.

“New Term B Lender” means the Incremental Term Lender (as defined in Amendment No. 3).

“New Term B Loan” means a Loan that is made in respect of a New Term B Commitment pursuant to Section 2.01(d)(i) on the Amendment No. 3 Effective Date (as applicable to Section 7(a) of Amendment No. 3).

“New Term B Commitment Termination Date” has the meaning specified in Section 2.05(d).

(j)                                    Section 2.01 of the Credit Agreement is hereby amended by adding the following clause (d) at the end thereof to read in full as follows:

“(d)                           Subject to the terms and conditions set forth herein and in Amendment No. 3:

(i)  The New Term B Lender agrees to make a New Term B Loan to the Borrower on the Amendment No. 3 Effective Date (as applicable to Section 7(a) of Amendment No. 3) in an aggregate principal amount not to exceed its New Term B Commitment.

(ii)  The New Term B Loans shall have the same terms as the Term B Loans as set forth in the Credit Agreement and Loan Documents, shall constitute the same tranche and class of Term Loans as such Term B Loans, shall vote together with the Term B Loans and shall be treated the same in all respects, except that the initial Interest Period for all New Term B Loans that are Eurodollar Rate Loans shall commence on the date of borrowing thereof and shall end on the last day of the Interest Period for any then existing Borrowing of Term B Loans.  For the avoidance of doubt, the New Term B Loans (and all principal, interest and other amounts in respect thereof) will constitute “Obligations” under the Credit Agreement and the other Loan Documents and shall have the same rights and obligations under the Credit Agreement and Loan Documents as the Term B Loans.”

(k)                                 Section 2.05 of the Credit Agreement is hereby amended by adding the following clause (d) at the end thereof:

“(d)                           The New Term B Commitment of the New Term B Lender shall automatically terminate upon the earlier of (i) the borrowing of the New Term B Loans and (ii) the later of (x) October 31, 2013 and (y) the termination or expiration of the Securities Purchase Agreement as in effect on July 10, 2013 (such date the “New Term B Commitment Termination Date”).”

(l)                                     Section 2.06(a) of the Credit Agreement is hereby amended by deleting the first sentence therein and replacing it with the following sentence:

“The Borrower shall repay to the Term Lenders on the last day of each quarter an amount equal to (x) 0.25% of the aggregate principal amount of Term B Loans outstanding immediately after giving effect to Amendment No. 2 plus (y) 0.251256291% of the aggregate principal amount of New Term B Loans outstanding immediately after giving effect to Amendment No. 3, in each case which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.04 or Section 2.17.  For avoidance of doubt as of the Amendment No. 3 Effective Date this will result in the quarterly amortization payment to be shared by all Term Lenders being an aggregate of $2,291,579.85 subject to reduction as a result of future prepayments in accordance with the order of priority set forth in Section 2.04 or Section 2.17.”

4.                                      Increase in Revolving Commitments.

(a)                                 Subject to the satisfaction of the conditions set forth under Section 7(b) of this Amendment, each Lender or Eligible Assignee with an Additional Revolving Credit Commitment who executes and delivers this Amendment (an “Additional Revolving Credit Lender”) shall automatically become a Revolving Credit Lender under the Credit Agreement with respect to its Additional Revolving Credit Commitment and shall automatically have a Revolving Credit Commitment under the Credit Agreement in the amount of its Additional Revolving Credit Commitment on the Amendment No. 3 Date in addition to any Revolving Credit Commitment it has prior to the Amendment No. 3 Effective Date.  With respect to each Additional Revolving Credit Lender, the commitment of such Additional Revolving Credit Lender to make Revolving Credit Loans and to acquire participations in Letters of Credit under the Credit Agreement, shall be in an amount proportionate to its share of the aggregate Revolving Credit Commitments (after giving effect to the Additional Revolving Credit Commitments).  The aggregate amount of the Additional Revolving Credit Commitments shall equal $75 million.  The Additional Revolving Credit Commitments and Revolving Credit Loans thereunder established pursuant to this Section shall respectively constitute Revolving Credit Commitments and Revolving Credit Loans under, and shall be entitled to all the benefits afforded by, the Credit Agreement and the other Loan Documents.

(b)                                 On the Amendment No. 3 Effective Date, as the same applies to this Section 4, the reallocation envisioned by the last sentence of Section 2.15(d) shall be deemed to have automatically occurred.

(c)                                  On the Amendment No. 3 Effective Date, as the same applies to this Section 4, the section in Schedule 2.01 of the Credit Agreement under the caption “Revolving Credit Commitments” shall be deleted and replaced in its entirety with Schedule A to this Amendment.

(d)                                 The Additional Revolving Credit Commitments established under this Amendment shall have identical terms as the Revolving Credit Commitments in existence under the Credit Agreement prior to the Amendment No. 3 Effective Date and each reference to a “Revolving Credit Commitment” or “Revolving Credit Commitments” in the Credit Agreement shall be deemed to include the Additional Revolving Credit Commitments in effect on the Amendment No. 3 Effective Date with respect to this Section 4.

5.                                      Other Amendments.

(a)                                 Section 1.01 of the Credit Agreement is hereby amended by deleting the definitions of each of the following terms and replacing them in their entirety with the following:

“Consolidated EBITDA” means, for any period, an amount equal to Consolidated Net Income of the Borrower and its Subsidiaries on a consolidated basis plus, without duplication, (a) the following to the extent deducted in calculating such Consolidated Net Income:  (i) Consolidated Interest Charges, (ii) the provision for Federal, state (including Texas margin tax), local and foreign income taxes payable, (iii) depreciation and amortization expense, (iv) non-cash or non-recurring (even if cash) costs, expenses, charges and other items reducing such Consolidated Net Income, (v) reasonable cash fees and expenses incurred in connection with the Transaction incurred prior to April 15, 2012 and other Transaction Costs deducted in determining such Consolidated Net Income, (vi) severance costs and charges, closure costs, relocation costs, expenses or fees and restructuring costs and charges, to the extent deducted in determining such Consolidated Net Income, (vii) without duplication of any pro forma adjustments to Consolidated EBITDA due to such actions, any salary, benefits and other cost savings and other synergies in connection with acquisitions permitted under Section 7.03(g) that (A) are a result of actions taken or expected to be taken in connection with such an acquisition and are realized or expected to be realized by the Borrower in good faith in each case within eighteen (18) months of the consummation of such acquisition, (B) are in an aggregate amount in any period not to exceed 15% of Consolidated EBITDA for such period (calculated prior to giving effect to this clause (vii) and any pro forma adjustments for such period) and (C) are reasonably identifiable, factually supportable and certified by a financial officer of the Borrower on behalf of the Borrower in a certificate delivered to the Administrative Agent, (viii) expenses and charges not to exceed $2,700,000 in the aggregate incurred prior to December 31, 2012 in connection with the “Paradox Lawsuit”, and (ix) Creation Costs expensed during such period, and minus, without duplication, (b) the following to the extent included in calculating such Consolidated Net Income:  (i) Federal, state (including Texas margin tax), local and foreign income tax credits and (ii) all non-cash items increasing Consolidated Net Income or non-recurring (even if cash) gains and other items increasing such Consolidated Net Income (in each case of or by the Borrower and its Subsidiaries for such period).  For purposes of the computation of the Consolidated Total Leverage Ratio, Consolidated Senior Secured Leverage Ratio and the Consolidated Interest Coverage Ratio (a) for any period during which a purchase or other acquisition is made by any Loan Party pursuant to Section 7.03(g) or (h), Consolidated EBITDA shall be calculated on a pro forma basis as if such purchase or other acquisition was consummated (and any related Indebtedness incurred) on the first day of such period and (b) for any period during which a Subsidiary or business was Disposed of, Consolidated EBITDA shall be calculated on a pro forma basis as if such Subsidiary or business had been Disposed of on the first day of such period.  Notwithstanding the foregoing, the adjustment made under clause (a)(vii) for any period of determination shall be the lesser of (A) 28 multiplied by Gross RMR Created for such period and (B) the actual Creation Costs for such period associated with the creation of any Gross RMR Created, less capitalized Creation Costs.

“Dealer Program” means a program by which the Loan Parties or their Subsidiaries generate, purchase or otherwise acquire alarm contracts or service relationships on an ongoing basis from Approved Alarm Dealers and which reasonably satisfies the following requirements:  (i) the Approved Alarm Dealer retains no “equity” or other continuing interest in the alarm contracts or the customer accounts relating thereto (provided, that this shall not prohibit the Loan Parties or their Subsidiaries from offering retention bonuses as incentives to Approved Alarm Dealers), (ii) the Approved Alarm Dealer has no right to repurchase the alarm contract or customer account relating thereto; provided that those accounts that are non-performing under the applicable Approved Alarm Purchase Agreement may be rejected by the Loan Parties or their Subsidiaries, as applicable, and repurchased by the selling Approved Alarm Dealer and (iii) the Approved Alarm Dealer has no right to withdraw alarm contracts already submitted and purchased.

“Guarantors” means, collectively, (a) the Subsidiaries of the Borrower that are “Guarantors” as of the Amendment No. 3 Effective Date and the Subsidiaries of the Borrower as are or may from time to time become guarantors pursuant to Section 6.12 and (b) with respect to (i) Obligations owing by any Loan Party or any Subsidiary of a Loan Party (other than the Borrower) under any Secured Hedge Agreement or any Secured Cash Management Agreement

and (ii) the payment and performance by each Specified Loan Party (as defined in the Guaranty Agreement) of its obligations under its Guarantee with respect to all Swap Obligations, the Borrower.  For the avoidance of doubt, the definition of Guarantors does not include the Parent.

“Monitoring Contract” means a contract for providing central station monitoring and/or similar services for security alarm and/or similar equipment or devices to residential or commercial customers and including all recurring monthly revenue from maintenance, service and warranty contracts with customers who are party to such monitoring contracts, but excluding all contracts providing for guard, patrol or response services.  All “Monitoring Contracts” shall be duly executed written contracts, including usual and customary provisions for the security alarm industry (including, without limitation, that they shall be freely assignable and contain standard industry limits of liability), except that 2% of the Monitoring Contracts (measured by RMR) may be oral; provided that they are covered by the Loan Parties’ errors and omissions insurance.

“Monitoring Contract Documents” means each original Monitoring Contract and any promissory notes, chattel paper, purchase money security agreements or security agreements evidencing or securing a customer’s performance of a Monitoring Contract or evidencing or securing financing for the installation of an Alarm System executed by customers in connection with any Monitoring Contract, together with, if applicable, all such original documents, instruments and agreements effecting an assignment of such documents of customers acquired by a Loan Party, to such Loan Party.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, Letter of Credit, Secured Cash Management Agreement or Secured Hedge Agreement, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party in any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided that the “Obligations” shall exclude any Excluded Swap Obligations.

(b)                                 Clause (d) of the definition of “Defaulting Lender” in the Credit Agreement is hereby amended by inserting the phrase “since the Amendment No. 3 Effective Date” after the phrase “has, or has a direct or indirect parent company that has”;

(c)                                  Clause (d) of the definition of “Indebtedness” in the Credit Agreement is hereby deleted and replaced in its entirety with the following:

(d)                                 all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business, payments under Approved Alarm Purchase Agreements and agreements providing for indemnification, contribution, earnout, adjustment of purchase price, holdback or similar obligations, in each case, incurred or assumed in connection with acquisitions or dispositions permitted under this Agreement, including acquisitions of Monitoring Contracts);

(d)                                 Section 1.01 of the Credit Agreement is amended by adding the following definition in the appropriate alphabetical order:

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to Section 22 of the Guaranty Agreement and any other “keepwell, support or other agreement” for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time such guarantee or grant of a security interest by such Guarantor becomes effective with respect to such Swap Obligation.  If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Swap Obligations” means with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Transaction Costs” means all transaction fees, cost, expenses, charges and other amounts related to this Agreement, the incurrence of Indebtedness permitted under Section 7.02, any acquisitions permitted under Section 7.03 or any dispositions permitted under Section 7.05 (including, without limitation, any financing fees, merger and acquisition fees, legal fees and expenses, due diligence fees or any other fees and expenses in connection therewith).

(e)                                  Section 2.04(a)(ii) of the Credit Agreement is hereby deleted and replaced with the following:

(ii)                                  In the event that, on or prior to March 31, 2014, the Borrower (x) prepays, refinances, substitutes or replaces any Term Loans in connection with a Repricing Transaction or (y) effects any amendment of this Agreement resulting in a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the Term Lenders, (I) in the case of clause (x), a prepayment premium of 1.00% of the aggregate principal amount of the Term Loans so prepaid, refinanced, substituted or replaced and (II) in the case of clause (y), a fee equal to 1.00% of the aggregate principal amount of the Term Loans outstanding immediately prior to such amendment which are the subject of such Repricing Transaction.  Such amounts shall be due and payable on the date of effectiveness of such Repricing Transaction.

(f)                                   Clause (ii) of the proviso in each of Section 2.15(a) and 2.16(a) of the Credit Agreement is deleted and clause (iii) of the proviso and related references are renumbered accordingly.  Further, the parenthetical clause appearing directly after 2.75:1.00 in each of Section 2.15(a) and 2.16(a) is amended to add the phrase “in reliance on the Consolidated Senior Secured Leverage Ratio (as opposed to the $150,000,000 basket)” after the phrase “date of determination” and prior to the phrase “were fully drawn on such date”.

(g)                                  Clause (h) of Section 7.02 of the Credit Agreement is hereby deleted in its entirety and replaced with the phrase “Intentionally Deleted” and any references to such clause are similarly deleted.

(h)                                 Clause (g) of Section 7.03 of the Credit Agreement is hereby amended by inserting the phrase “direct or indirect” after the phrase “Acquisitions of any” and before the phrase “Equity Interests of”.

(i)                                     Clause (e) of Section 7.05 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(e)                                  Dispositions permitted by Sections 7.01, 7.03, 7.04 and 7.06.

(j)                                    The proviso at the end of Section 7.05 of the Credit Agreement is hereby amended by replacing the reference to “Section 7.05(a) through (c) and (e) through (g)” with a reference to “Section 7.05(a) through (c) and (f) through (g).”

(k)                                 Section 7.15 is hereby deleted in its entirety and replaced with the phrase “Intentionally Deleted” and any references to such Section are similarly deleted.

(l)                                     Each reference in clauses (e) and (h) of Section 8.01 of the Credit Agreement to the amount of “$20,000,000” shall be replaced with a reference to the amount of “$40,000,000.”

(m)                             Each reference in clause (i) of Section 8.01 of the Credit Agreement to the amount of “$5,000,000” shall be replaced with a reference to the amount of “$15 ,000,000.

(n)                                 The following paragraph is added at the end of Section 8.03:

“Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section 8.03.”

(o)                                 The Guaranty Agreement is hereby amended as follows:

(i)                                     Section 2 of the Guaranty Agreement is hereby amended by adding the following language after “Guaranteed Obligations” and before “)” at the end of the first sentence of such Section:

; provided, with respect to any Guarantor at any time, the definition of “Guaranteed Obligations” shall exclude Excluded Swap Obligations with respect to such Guarantor at such time

(ii)           The Guaranty Agreement is hereby amended by adding the following paragraph as a new Section 22:

22.                               Keepwell.  Each Loan Party that is a Qualified ECP Guarantor at the time the Guaranty or the grant of the security interest under the Loan Documents, in each case, by any Specified Loan Party, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under this Guaranty and the other Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Section 22 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Each Qualified ECP Guarantor intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

“Qualified ECP Guarantor” shall mean, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time under §1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Specified Loan Party” means any Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 22).”

6.                                      Representations and Warranties of Borrower.  Borrower represents and warrants  as of the Amendment No. 3 Effective Date that:

(a)                                 The execution, delivery and performance by Borrower of this Amendment have been duly authorized by all necessary corporate action and this Amendment and the Credit Agreement (as amended hereby) constitute the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity regardless of whether considered in a proceeding in equity or at law;

(b)                                 The representations and warranties of Borrower contained in Article V of the Credit Agreement or any other Loan Document are true and correct  in all material respects (or with respect to representations and warranties qualified by materiality, in all respects) on and as of the Amendment No. 3 Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date in all material respects (or with respect to representations and warranties qualified by materiality, in all respects), except that the representations and warranties contained in Sections 5.05(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b) of the Credit Agreement, respectively; and

(c)                                  No Default exists.

7.                                      Conditions to Effectiveness and Funding.

This Amendment shall become effective (the “Amendment No. 3 Effective Date”):

(a)                                 In the case of Section 3 when:

(i)                                     The Administrative Agent (or its counsel) receives of a counterpart of this Amendment signed by each of the Administrative Agent, the Borrower and the Incremental Term Lender;

(ii)                                  The Administrative Agent shall have received such certificates of resolutions or other action, incumbency certificates and/or other certificates of Borrower as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment;

(iii)                               The Administrative Agent shall have received such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is validly existing and in good standing in its jurisdiction of organization;

(iv)                              The Administrative Agent shall have received a certificate of the Borrower signed by a Responsible Officer of the Borrower in accordance with Section 2.16(d) of the Credit Agreement;

(v)                                 The Administrative Agent and the lead arrangers shall have received all fees and expenses due to be paid to them pursuant to written agreement and the Borrower shall pay to the Administrative Agent for the account of each New Term B Lender, and the Administrative Agent shall have received, a fee of 0.50% of its New Term B Commitment;

(vi)                              The Administrative Agent shall have received a certificate of the Borrower attesting to the Solvency of the Loan Parties and their Subsidiaries taken as a whole before and after giving effect to the Security Networks Acquisition and the funding of the Incremental Term Loans, signed by the Borrower’s chief financial officer in form and substance acceptable to the Administrative Agent;

(vii)                           The Administrative Agent shall have received a favorable opinion of Baker Botts LLP, counsel to the Loan Parties and the Parent, addressed to the Administrative Agent and each Lender party hereto, in form and substance acceptable to the Administrative Agent;

(viii)                        Substantially contemporaneously, the Security Networks Acquisition shall be consummated;

(ix)                              The Incremental Term Lender and the Administrative Agent shall have received all documentation and other information about the Loan Parties and the Parent required under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) that has been requested in writing at least 5 Business Days prior to the Amendment No. 3 Effective Date; and

(x)                                 The Administrative Agent shall have received, in form and substance satisfactory to it, customary lien searches.

(b)                                 In the case of Section 4 when:

(i)                                     The conditions in Section 7(a) shall have been satisfied (other than Section 7(a)(i), (a)(iv), (a)(v) and (a)(viii));

(ii)                                  The Administrative Agent shall have received a certificate of the Borrower signed by a Responsible Officer of the Borrower in accordance with Section 2.15(d) of the Credit Agreement;

(iii)                               The Administrative Agent and the lead arranger shall have received all fees and expenses due to be paid to them pursuant to written agreement and the Borrower shall pay to the Administrative Agent for the account of each Additional Revolving Credit Lender, and the Administrative Agent shall have received, a fee of 0.50% of its Additional Revolving Credit Commitment; and

(iv)                              The Administrative Agent (or its counsel) shall have received a counterpart of this Amendment signed by each of the Administrative Agent, the Borrower and each Additional Revolving Credit Lender.

(c)                                  In the case of Section 5 immediately prior to Sections 3 and 4 and when the Administrative Agent (or its counsel) shall have received a counterpart of this Amendment signed by each of the Administrative Agent and Borrower and consents in the form of Exhibit A hereto or otherwise acceptable to the Administrative Agent signed by the Required Lenders (prior to giving effect to Sections 3 and 4).

8.                                      Reference to and Effect Upon the Credit Agreement.

(a)                                 Except as specifically amended above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(b)                                 The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any Loan Document, except as specifically set forth herein.  On the Amendment No. 3 Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

9.                                      Reservation of Rights.  Borrower acknowledges and agrees that neither the execution nor the delivery by the Administrative Agent and the Lenders of this Amendment, shall be deemed to create a course of dealing or otherwise obligate the Administrative Agent or any Lender to execute similar documents under the same or similar circumstances in the future.

10.                               Costs and Expenses.  Borrower hereby affirms its obligation under Section 10.04 of the Credit Agreement to reimburse the Administrative Agent for all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates in connection with the preparation, negotiation, execution and delivery of this Amendment, including but not limited to the reasonable fees, charges and disbursements of counsel for the Administrative Agent with respect thereto.

11.                               Governing Law; etc.  This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.  This Amendment is subject to the provisions of Sections 10.14 and 10.15 of the Credit Agreement relating to submission to jurisdiction, venue, service of process and waiver of right to trial by jury, the provisions which are by this reference incorporated herein in full.

12.                               Headings.  Section headings herein are included for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

13.                               Counterparts.  This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic imaging means (including “.pdf”) shall be effective as delivery of a manually executed counterpart of this Amendment.

14.                               Severability.  If any provision of this Amendment or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

 [signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

MONITRONICS INTERNATIONAL, INC.

By:
Name:
Title:

GUARANTORS:

MIBU SERVICER INC.

By:
Name:
Title:

MI FUNDING GP, LLC

By:
Name:
Title:

MI FUNDING HC, LLC

By:
Name:
Title:

MI FUNDING LP, LLC

By:
Name:
Title:

MI SERVICER GP, LLC

By:
Name:
Title:

MI SERVICER HC, LLC

By:
Name:
Title:

MI SERVICER LP, LLC

By:
Name:
Title:

MONITRONICS CANADA, INC.

By:
Name:
Title:

MONITRONICS FUNDING LP

By:
Name:
Title:

MONITRONICS SECURITY LP

By:
Name:
Title:

PLATINUM SECURITY SOLUTIONS, INC.

By:
Name:
Title:

2

BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Name:
Title:

BANK OF AMERICA, N.A.,
as Incremental Term Lender

By:
Name:
Title:

[ ],
as an Additional Revolving Credit Lender

By:
Name:
Title:

Omitted Schedule and Exhibit

The following schedule and exhibit to the Form of Amendment No. 3 to Credit Agreement and Amendment No. 1 to Guaranty Agreement, dated August 16, 2013, by and among Monitronics International, Inc., Bank of America, N.A., individually and as administrative agent, and the certain lenders party thereto, have not been provided herein:

Schedule A: Revolving Credit Commitments

Exhibit A: Consent to Amendment No. 3

The undersigned registrant hereby undertakes to furnish supplementally a copy of the omitted schedule and exhibit to the Securities and Exchange Commission upon request.